Exhibit 99.1
Microvast Reports First Quarter 2025 Financial Results

•Record company Q1 revenue, increased 43.2% year over year to $116.5 million
•Gross margin increased from 21.2% to 36.9%, a 15.7 percentage point improvement year over year

STAFFORD, Texas, USA — Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a global leader in advanced battery technologies, announced today its unaudited condensed consolidated financial results for the first quarter ended March 31, 2025 (“Q1 2025”).

"Building on our strong momentum from 2024, Microvast delivered exceptional first quarter results, achieving record Q1 revenue of $116.5 million, a significant 43.2% year over year increase. This impressive top-line growth is coupled with a substantial expansion in gross margin to 36.9%. For the quarter we booked a net profit of $61.8 million and a positive adjusted EBITDA of $28.5 million, underscoring the increasing demand for our advanced battery solutions and the effectiveness of our focus on profitability and operational efficiency," said Yang Wu, Microvast’s Founder, Chairman, and Chief Executive Officer.

Results for Q1 2025

•Record first quarter revenue of $116.5 million, compared to $81.4 million in Q1 2024, an increase of 43.2%

•Gross margin increased to 36.9% from 21.2% in Q1 2024; Non-GAAP adjusted gross margin increased to 37.0%, up from 22.6% in Q1 2024

•Operating expenses of $25.5 million, compared to $40.9 million in Q1 2024; Non-GAAP adjusted operating expenses of $24.9 million, compared to $30.1 million in Q1 2024

•Net profit of $61.8 million, compared to net loss of $24.8 million in Q1 2024; Non-GAAP adjusted net profit of $19.3 million, compared to non-GAAP adjusted net loss of $13.0 million in Q1 2024

•Net profit per share of $0.19 compared to net loss per share of $0.08 in Q1 2024; Non-GAAP adjusted net profit per share of $0.06, compared to non-GAAP adjusted net loss per share of $0.04 in Q1 2024

•Non-GAAP adjusted EBITDA of positive $28.5 million in Q1 2025, compared to non-GAAP adjusted EBITDA of negative $3.7 million in Q1 2024

•Capital expenditures of $6.6 million, compared to $10.2 million in Q1 2024

•Cash, cash equivalents, restricted cash and short-term investments of $123.0 million as of March 31, 2025, compared to $109.6 million as of December 31, 2024, and $86.7 million as of March 31, 2024

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, operating expenses to non-GAAP adjusted operating expenses, net profit/(loss) to non-GAAP adjusted net profit/(loss), net profit/(loss) to non-GAAP adjusted EBITDA and gross margin to non-GAAP adjusted gross margin.

2025 Outlook

•For the remainder of 2025, the Company maintains its target revenue growth of 18% to 25% year over year and revenue guidance of $450 million to $475 million

•Through 2025, with continued regional efficiencies and utilization increases, the Company is targeting a gross margin of 30%

•Installation of production equipment for Huzhou Phase 3.2, increasing our capacity to meet strong customer demand and targeting first qualified products in Q4 2025

•Sustained focus on new customer wins that will continue to expand our presence in differentiated commercial vehicle markets as OEM product lines and segments continue to electrify

Webcast Information

Company management will host a conference call and webcast on May 12, 2025, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 18 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Founded in 2006 in Stafford, Texas, Microvast holds more than 810 patents and patent applications that enable solutions for today’s electrification needs.

For more information, please visit www.microvast.com or follow us on LinkedIn (@microvast).

Contact:

Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our future results of operations and financial position, our operational performance, our anticipated growth and business strategy, our future capital expenditures and debt service obligations, the projected costs, prospects and plans and objectives of management for future operations, including regarding expected growth and demand for our batteries and energy storage solutions and introduction of new batteries and energy storage solutions, the adoption of such offerings by customers, our expectations relating to backlog, pipeline and contracted backlog, our ability to implement our remediation plan in connection with the material weakness in our internal control over financial reporting, current expectations relating to legal proceedings and anticipated impacts and benefits from the Inflation Reduction Act of 2022 as well as any other proposed or recently enacted legislation. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) our ability to remain a going concern; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risk that we will be unable to raise additional capital to execute our business plan or pay our debts as they come due, which may not be available on acceptable terms or at all; (4) potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future; (5) risks relating to delays, disruptions and quality control problems in our manufacturing operations; (6) restrictions in our existing and any future credit facilities; (7) risks of operations in China; (8) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (9) the effects of existing and future litigation; (10) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (11) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (12) changes in availability and price of raw materials; (13) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (14) heightened awareness of environmental issues and concern about global warming and climate change; (15) risk that we are unable to secure or protect our intellectual property; (16) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (17) risks related to possible future reductions in pricing or order volume or loss of one or more of our significant customers; (18) risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity; (19) risk that our customers will adjust, cancel or suspend their orders for our products; (20) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (21) our ability to maintain and enhance our reputation and brand recognition; (22) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (23) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (24) the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; (25) risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate; (26) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; (27) the impacts of geopolitical events, including the ongoing conflicts between Russia and Ukraine and in the Middle East; and (28) Tariffs imposed on products of the PRC into the United States may lead to increased costs and impact our business. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

All references to the “Company,” “we,” “us” or “our” refer to Microvast Holdings, Inc. and its consolidated subsidiaries other than certain historical information which refers to the business of Microvast prior to the consummation of the Business Combination.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss) and non-GAAP adjusted gross margin which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit, gross margin, operating expenses and net profit/(loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net profit/(loss) is GAAP net profit/(loss) as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan. Non-GAAP adjusted net profit/(loss) per common share is GAAP net profit/(loss) per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan per common share. Non-GAAP adjusted EBITDA is defined as net profit/(loss) excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant and Convertible loan and income tax expense or benefit. Non-GAAP adjusted operating expenses is defined as operating expenses excluding non-cash stock-based compensation expense. Non-GAAP adjusted gross margin is defined as GAAP gross margin as adjusted for non-cash stock-based compensation expense included in cost of revenues.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses, non-GAAP adjusted net profit/(loss) and non-GAAP adjusted gross margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit and net profit/(loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net profit/(loss) in our non-GAAP adjusted EBITDA and non-GAAP adjusted net profit/(loss) calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$90,898	$73,007
Restricted cash, current	32,096	36,572
Accounts receivable (net of allowance for credit losses of $6,523 and $5,090 as of March 31, 2025 and December 31, 2024, respectively)	135,654	120,626
Notes receivable	10,362	7,579
Inventories, net	129,059	143,327
Prepaid expenses and other current assets	30,027	27,019
Assets held for sale	19,896	19,896
Total Current Assets	447,992	428,026
Restricted cash, non-current	—	22
Property, plant and equipment, net	485,157	478,189
Land use rights, net	11,366	11,371
Acquired intangible assets, net	2,496	2,607
Operating lease right-of-use assets	18,205	17,628
Other non-current assets	17,716	14,024
Total Assets	$982,932	$951,867

Liabilities
Current liabilities:
Accounts payable	$56,771	$64,940
Advance from customers	44,204	43,678
Accrued expenses and other current liabilities	104,136	98,456
Amounts due to related parties	—	5
Income tax payables	653	652
Short-term bank borrowings	86,241	70,666
Notes payable	47,901	51,756
Total Current Liabilities	339,906	330,153
Long-term bonds payable	41,693	43,157
Long-term bank borrowings	41,302	41,062
Warrant liability	64	290
Share-based compensation liability	98	98
Operating lease liabilities	14,793	14,596
Convertible loan measured at fair value	60,996	104,613
Other non-current liabilities	29,845	30,003
Total Liabilities	$528,697	$563,972

Stockholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 325,216,389 and 324,831,634 shares issued, and 323,528,889 and 323,144,134 shares outstanding as of March 31, 2025 and December 31, 2024)	$33	$33
Additional paid-in capital	1,513,685	1,512,982
Statutory reserves	6,032	6,032
Accumulated deficit	(1,031,168)	(1,092,958)
Accumulated other comprehensive loss	(34,347)	(38,194)
Total Equity	$454,235	$387,895
Total Liabilities and Equity	$982,932	$951,867

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2025	2024
Revenues	$116,491	$81,351
Cost of revenues	(73,475)	(64,126)
Gross profit	43,016	17,225
Operating expenses:
General and administrative expenses	(10,453)	(23,794)
Research and development expenses	(8,248)	(11,492)
Selling and marketing expenses	(6,799)	(5,591)
Total operating expenses	(25,500)	(40,877)
Subsidy income	1,416	534
Profit/(loss) from operations	18,932	(23,118)
Other income and expenses:
Interest income	177	119
Interest expense	(1,188)	(1,732)
Changes in fair value of warrant liability and convertible loan	43,160	42
Gain on debt restructuring	389	—
Other income/(expense), net	320	(136)
Profit/(loss) before provision for income taxes	61,790	(24,825)
Income tax expense	—	—
Net profit/(loss)	$61,790	$(24,825)
Less: net profit/(loss) attributable to noncontrolling interests	—	—
Net profit/(loss) attributable to Microvast Holdings, Inc.'s stockholders	$61,790	$(24,825)
Net profit/(loss) per common share
Basic	$0.19	$(0.08)
Diluted	$0.05	$(0.08)
Weighted average shares used in calculating net profit/(loss) per share of common stock
Basic	323,430,721	315,367,121
Diluted	374,425,026	315,367,121

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net profit/(loss)	$61,790	$(24,825)
Adjustments to reconcile net profit/(loss) to net cash used in operating activities:
Loss/(gain) on disposal of property, plant and equipment	95	(34)
Gain on debt restructuring	(389)	—
Depreciation of property, plant and equipment	7,985	7,470
Amortization of land use right and intangible assets	192	194
Noncash lease expenses	666	664
Share-based compensation	703	11,865
Changes in fair value of warrant and convertible loan	(43,160)	(42)
Allowance of credit losses	1,358	578
Product warranty	4,825	3,269
Changes in operating assets and liabilities:
Notes receivable	(5,263)	10,577
Accounts receivable	(14,108)	12,011
Inventories	15,783	16,341
Prepaid expenses and other current assets	(2,402)	4,305
Amounts due to related parties	(5)	—
Operating lease right-of-use assets	(654)	(323)
Other non-current assets	(1,388)	(275)
Notes payable	(4,150)	1,042
Accounts payable	(8,547)	(27,843)
Advance from customers	462	(1,694)
Accrued expenses and other liabilities	(6,812)	(10,623)
Operating lease liabilities	(340)	(500)
Other non-current liabilities	528	(126)
Net cash generated from operating activities	7,169	2,031

Cash flows from investing activities
Purchases of property, plant and equipment	(2,346)	(10,241)
Proceeds on disposal of property, plant and equipment	14	152
Proceeds from maturity of short-term investments	—	5,564
Net cash used in investing activities	(2,332)	(4,525)

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-Continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2025	2024
Cash flows from financing activities
Proceeds from borrowings	28,187	18,780
Repayment of bank borrowings	(13,062)	(12,520)
Repayment of bonds payable	(1,375)	—
Deferred payment related to purchases of property, plant and equipment	(4,287)	—
Net cash generated from financing activities	9,463	6,260
Effect of exchange rate changes	(907)	(5,251)
Increase/ (decrease) in cash, cash equivalents and restricted cash	13,393	(1,485)
Cash, cash equivalents and restricted cash at beginning of the period	109,601	88,189
Cash, cash equivalents and restricted cash at end of the period	$122,994	$86,704

	Three Months Ended March 31,
	2025	2024
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$90,898	$39,451
Restricted cash	32,096	47,253
Total cash, cash equivalents and restricted cash	$122,994	$86,704

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2025	2024
Revenues	$116,491	$81,351
Cost of revenues	(73,475)	(64,126)
Gross profit (GAAP)	$43,016	$17,225
Gross margin	36.9%	21.2%

Non-cash settled share-based compensation (included in cost of revenues)	62	1,138
Adjusted gross profit (non-GAAP)	$43,078	$18,363
Adjusted gross margin (non-GAAP)	37.0%	22.6%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2025	2024
General and administrative expenses	(10,453)	(23,794)
Research and development expenses	(8,248)	(11,492)
Selling and marketing expenses	(6,799)	(5,591)
Operating expenses (GAAP)	$(25,500)	$(40,877)

Non-cash settled share-based compensation (included in Operating expenses)	641	10,729
Adjusted operating expenses (non-GAAP)	$(24,859)	$(30,148)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET PROFIT /(LOSS) TO ADJUSTED NET PROFIT/ (LOSS)
(Unaudited, in thousands of U.S. dollars, except per share data, or as otherwise noted)

	Three Months Ended March 31,
	2025	2024
Net profit/(loss) (GAAP)	$61,790	$(24,825)
Changes in fair value of warrant and Convertible loan*	(43,160)	(42)
Non-cash settled share-based compensation*	703	11,867
Adjusted net profit/ (loss) (non-GAAP)	$19,333	$(13,000)

*The tax effect of the adjustments was nil.

	Three Months Ended March 31,
	2025	2024
Net profit/ (loss) per common share-Basic (GAAP)	$0.19	$(0.08)
Changes in fair value of warrant and Convertible loan per common share	(0.13)	—
Non-cash settled share-based compensation per common share	—	0.04
Adjusted net profit/ (loss) per common share-Basic (non-GAAP)	$0.06	$(0.04)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET PROFIT (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2025	2024
Net profit/(loss) (GAAP)	$61,790	$(24,825)
Interest expense (income), net	1,011	1,613
Income tax expense	—	—
Depreciation and amortization	8,177	7,664
EBITDA (non-GAAP)	$70,978	$(15,548)
Changes in fair value of warrant liability and convertible loan	(43,160)	(42)
Non-cash settled share-based compensation	703	11,867
Adjusted EBITDA (non-GAAP)	$28,521	$(3,723)